Exhibit 23.02

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 26, 2007, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-142309) and related Prospectus of Lumber Liquidators, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Richmond, Virginia

May 25, 2007